Exhibit 20.7
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                 For the Month of August 1999
                            Distribution Date of September 15, 1999
                                    Servicer Certificate #4

Original Pool Amount                                      $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                        $0.00


Beginning Pool Balance                                    $655,869,913.06
Beginning Pool Factor                                           0.9176025

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $15,374,510.33
     Interest Collected                                     $4,743,900.61

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $37,759.71
Total Additional Deposits                                      $37,759.71

Repos / Chargeoffs                                          $1,026,225.43
Aggregate Number of Notes Charged Off                                  47

Total Available Funds                                      $20,156,170.65

Ending Pool Balance                                       $639,469,177.30
Ending Pool Factor                                              0.8946568

Servicing Fee                                                 $546,558.26

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $31,870,176.47
     Target Percentage                                              5.25%
     Target Balance                                        $33,572,131.81
     Minimum Balance                                       $14,295,295.01
     (Release) / Deposit                                     ($160,022.75)
     Ending Balance                                        $31,710,153.72

Current Weighted Average APR:                                      8.647%
Current Weighted Average Remaining Term (months):                   46.77

Delinquencies                                        Dollars          Notes
     Installments:             1 - 30 days        $2,345,714.89       2,067
                               31 - 60 days         $563,032.59         428
                               60+  days             $87,318.41          53

     Total:                                       $2,996,065.89       2,073

     Balances:                 60+  days          $2,484,386.81          53

Memo Item - Reserve Account
     Prior Month                                 $31,645,556.91
+    Invest. Income                                 $160,022.75
+    Excess Serv.                                    $64,596.81
+    Transfer (to) / from Collections Account             $0.00
     Beginning Balance                           $31,870,176.47

Exhibit 20.7
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of August 1999

                                                                                       NOTES

                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 3      CLASS A - 4     CLASS B NOTES
                                $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
    Distribution Percentages                             100.00%            0.00%            0.00%            0.00%           0.00%
    Coupon                                               5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance          $655,869,913.06
Ending Pool Balance             $639,469,177.30

Collected Principal              $15,374,510.33
Collected Interest                $4,743,900.61
Charge - Offs                     $1,026,225.43
Liquidation Proceeds/Recoveries      $37,759.71
Servicing                           $546,558.26
Cash Transfer from Reserve Account        $0.00
Total Collections Available
  for Debt Service               $19,609,612.39

Beginning Balance               $655,869,913.06   $88,105,162.59  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47

Interest Due                      $3,144,279.82      $367,288.40      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Interest Paid                     $3,144,279.82      $367,288.40      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Principal Due                    $16,400,735.76   $16,400,735.76            $0.00            $0.00            $0.00           $0.00
Principal Paid                   $16,400,735.76   $16,400,735.76            $0.00            $0.00            $0.00           $0.00

Ending Balance                  $639,469,177.30   $71,704,426.83  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Note / Certificate Pool Factor                            0.4878           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions              $19,545,015.58   $16,768,024.16      $911,125.00      $991,666.67      $744,514.04     $129,685.71

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
    Total Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                     $64,596.81
    (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $31,870,176.47
(Release) / Draw                   ($160,022.75)
Ending Reserve Acct Balance      $31,710,153.72

Exhibit 20.7
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of August 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                              5                     4                  3                 2                 1
                                            Apr-99               May-99             Jun-99            Jul-99            Aug-99
Beginning Pool Balance                       N/A           $714,764,750.47    $690,784,778.67    $673,818,001.04   $655,869,913.06

A)   Loss Trigger:
Principal of Contracts Charged Off           N/A               $343,521.31        $894,496.43      $1,018,503.85     $1,026,225.43
Recoveries                                   N/A                     $0.00              $0.00        $107,215.28        $37,759.71

Total Charged Off (Months 5, 4, 3)           N\A
Total Recoveries (Months 3, 2, 1)        $144,974.99
Net Loss / (Recoveries) for 3 Mos            N\A (a)

Total Balance (Months 5, 4, 3)     $1,405,549,529.14(b)

Loss Ratio Annualized  [(a/b) * (12)]          $0.00

Trigger:  Is Ratio > 1.5%                         No
                                                                                    Jun-99            Jul-99            Aug-99

B)   Delinquency Trigger:                                                       $2,071,689.88      $2,679,886.05     $2,484,386.81
     Balance delinquency 60+ days                                                    0.29990%           0.39772%          0.37879%
     As % of Beginning Pool Balance                                                       N/A           0.33269%          0.35880%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:           4.43645%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer